UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NMXS.COM, INC.

dba New Mexico Software, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-112781	91-1287406
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5021 Indian School Road, Suite 100

Albuquerque, New Mexico 87110

(Address of principal executive offices)

505-255-1999

Registrant's telephone number, including area code)

2005 STOCK PLAN

(Full title of the plan)

Richard Govatski

President and Director

NMXS.COM, INC.

5021 Indian School Road, Suite 100

Albuquerque, New Mexico 87110

Telephone: 505-255-1999

(Name and Address of Agent for Service)

Copy To:

________

David B. Stocker, Esq.

2425 East Camelback Road

Suite 1075

Phoenix, Arizona 85016

Telephone: 602-852-5445

Facsimile: 602-852-5446

CALCULATION OF REGISTRATION FEE

Title of each	Proposed	Proposed
class of	Amount	maximum	maximum	Amount of
securities to	to be	offering price	aggregate	registration
be registered	registered(1)	per share(2)	offering price(2)	fee

Common Stock(1)	5,000,000	$0.23	$1,150,000.00	$135.35

			Total:	$135.35

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Pursuant to Rule 457(h)(1) of the Securities Exchange Act of 1934, the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee were computed based on the average of the high and low prices of the shares of common stock on April 13, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule  428(b)(1) of the Securities Act of 1933, as amended (the "Act").  Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The registrant shall provide a written statement to individual consultants and advisers who provide services to the registrant pursuant to consulting or advisory agreements providing for the issuance of securities as compensation, in whole or in part, advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of PART II of this registration statement, and stating that these documents are incorporated by reference in the Section 10(a) prospectus.

Requests should be made to: Richard Govatski, President and Director, NMXS.COM, INC. 5021 Indian School Road, Suite 100, Albuquerque, New Mexico 87110, Telephone: 505-255-1999.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

NMXS.COM, Inc. (the "Company") will furnish shareholders with annual reports containing audited financial statements and with quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year. Copies of these documents, and any other communications sent to the Company's shareholders generally, also will be furnished to all eligible consultants and advisors.

The following documents have been previously filed by NMXS.COM, Inc. ("NMXS.COM") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference into this Registration Statement as of their respective dates:

(a)  The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed with the Commission on April 15, 2005;

(b)  All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the Company's fiscal year ended December 31, 2005; and

(c)  The description of the Company's common stock contained in the Company's registration statement on Form SB-2/A.

All documents subsequently filed by the Company with the Commission since the date of the latest annual report pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all the Company's common stock offered hereby has been sold or which de-registers such Company common stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The Company is represented by David B. Stocker, Esq., 2425 East Camelback Road, Suite 1075, Phoenix, Arizona 85016, Telephone: 602-852-5445.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware corporate law, as amended, permit a Delaware corporation in general to indemnify any of its officers and directors, and any person serving at its request as an officer or director or another corporation or enterprise if he acted in good faith and in a manner which he believed to be in, or not opposed to, the best interest of the corporation. In the event, however, that such person is adjudged liable to the corporation, he will not be entitled to indemnification.  Furthermore, unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8. EXHIBITS

EXHIBIT NO.         DESCRIPTION                      LOCATION

5.1      David B. Stocker, Esq. re: legality      Provided herewith

23.1     Consent of Beckstead & Watts, LLP        Provided herewith

         Independent Public Accountants

99.1     2005 Stock Plan                          Provided herewith

ITEM 9.  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

(iii)  To include any material information with respect to the Agreement of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Albuquerque, New Mexico, on the 13th day of April, 2005.

NMXS.COM, Inc.

                  By: /s/ Richard Govatski

                       Richard Govatski

                       Chairman of the Board of

                       Directors, Chief Executive

                       Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Govatski, each of them such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including any post-effective amendment thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                 TITLE                          DATE

/s/ Richard Govatski

Richard Govatski        Chairman of the Board of     April 13, 2005

                        Directors, Chief Executive

                        Officer and President

/s/ Teresa B. Dickey

Teresa B. Dickey        Principal Financial Officer, April 13, 2005

                        Principal Accounting

                        Officer, and Director

/s/ John E. Handley

John E. Handley         Director                     April 13, 2005

EXHIBIT LIST

EXHIBIT NO.         DESCRIPTION                      LOCATION

5.1      David B. Stocker, Esq. re: legality      Provided herewith

23.1     Consent of Beckstead & Watts, LLP        Provided herewith

         Independent Public Accountants

99.1     2005 Stock Plan                          Provided herewith